Exhibit 13(a)

906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2006 as amended by Amendment No. 1 thereto (the “Report”) for the purpose of complying with the Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Exchange Act and does not constitute a part of the Report accompanying this letter.

Jason C.S. Chang, the Chief Executive Officer and Kenneth Hsiang, the Chief Financial Officer of ASE Test Limited, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ASE Test Limited.

Date: July 5, 2007

By:	/s/ Jason C.S. Chang
	Name:	Jason C.S. Chang
	Title:	Chief Executive Officer

By:	/s/ Kenneth Hsiang
	Name:	Kenneth Hsiang
	Title:	Chief Financial Officer